UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2005

THE SHERWIN-WILLIAMS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-04851	34-0526850

(State or Other	(Commission File	(IRS Employer Identification No.)
Jurisdiction of	Number)
Incorporation)

101 Prospect Avenue, N.W., Cleveland, Ohio 44115

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(216) 566-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 20, 2005, the Board of Directors of The Sherwin-Williams Company approved the following action of the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors with regard to the vesting of shares of restricted stock previously granted to the executive officers who were named in the Summary Compensation Table of Sherwin-Williams’ 2005 Proxy Statement. The Compensation Committee approved the vesting of 100% of the following number of shares of restricted stock previously granted to the named executive officers under The Sherwin-Williams Company 1994 Stock Plan: C.M. Connor, Chairman and Chief Executive Officer (50,000); J.M. Scaminace, President and Chief Operating Officer (28,000); S.P. Hennessy, Senior Vice President — Finance and Chief Financial Officer (13,000); J.G. Morikis, President, Paint Stores Group (13,000); and L.E. Stellato, Vice President, General Counsel and Secretary (7,000). The number of shares of restricted stock that vested was based upon Sherwin-Williams’ relative return on average shareholder equity versus a group of peer companies over a four-year period (2001-2004).

Item 2.02 Results of Operations and Financial Condition.

     On April 21, 2005, The Sherwin-Williams Company issued a press release announcing its financial results for the first quarter ended March 31, 2005 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is furnished with this Report.

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated April 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 21, 2005	By:	/s/ L.E. Stellato

L.E. Stellato
Vice President, General Counsel and
Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated April 21, 2005.

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